Agreement between
                              Vitech America, Inc.
                                       and
                                Intel Corporation

                                    AGREEMENT
                                    ---------

         This Agreement dated as of May __, 2000 is entered into by and between Vitech America, Inc., a Florida corporation (the "Company"), and Intel Corporation, a Delaware corporation, (the "Purchaser").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Satisfaction of Indebtedness and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Purchaser shall purchase such number of shares of common stock of the Company as is set forth in this Section 1 (the "Shares"), and the purchase price of the Shares shall be cancellation by the Purchaser of $3,511,287.02 of the Company's indebtedness to the Purchaser, plus interest on such amount calculated at the rate of 7% per annum from April 1, 2000 through the effective date of the registration statement filed pursuant to Section 5. Such indebtedness and the interest thereon shall be described as the "Indebtedness". The number of Shares to be purchased by the Purchaser pursuant to this Agreement shall be calculated as follows: the Indebtedness divided by the volume-weighted average closing sale price of the Company's common stock as reported on the Nasdaq National Market for the 20 trading days prior to the effective date of the registration statement filed by the Company pursuant to Section 5 hereof. If the number of Shares as calculated above exceeds 4.99% of the Company's outstanding common stock, the Company shall issue to the Purchaser only such number of shares of common stock equal to 4.99% of the Company's outstanding common stock, and it shall pay the balance of the Indebtedness in cash.

2. Closing. The purchase of the Shares, and the payment of the balance of the Indebtedness (as applicable), will take place at the offices of Intel Corporation, Folsom, California at 10:00 a.m. Pacific Time, within three
     (3) business days after the conditions set forth in Sections 4 and 5 hereof have been satisfied, or at such other time and place as the Company and the Purchaser mutually agree upon (which time and place are referred to in this Agreement as the "Closing").

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the statements in this
     Section 3 are true and correct.

3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power and authority required to (a) carry on its business as presently conducted,
         (b) enter into this Agreement, and to consummate the transactions contemplated hereby. The Company is qualified to do business and is in good standing in each jurisdiction in which it is required to do so, except for jurisdictions in which the failure to so qualify would, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse


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         change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the Company.

3.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of Thirty Million (30,000,000) shares of common stock, with no par value, and Three Million (3,000,000) shares of preferred stock, with no par value. As of the close of business on April 12, 2000, there were (a) Sixteen Million Three Hundred Forty-five Thousand Nine Hundred Thirty-nine (16,345,939) shares of common stock outstanding, (b) Four Million Eight Hundred Two Thousand Three Hundred Forty-seven (4,802,347) shares of common stock reserved for issuance upon the exercise of outstanding options, (c) Five Hundred Thousand (500,000) shares of common stock reserved for issuance pursuant to the Company's stock option and stock purchase plans, (d) Four Million Six Hundred Seventy-six Thousand Two Hundred Forty-nine (4,676,249) shares of common stock reserved for issuance upon conversion of preferred stock (e) Three Million (3,000,000) shares of common stock reserved for issuance upon conversion of preferred stock and (f) Nine Hundred Twenty-seven Thousand Seven Hundred Seventy-seven (927,777). Except as set forth above, there are no other options, warrants or rights outstanding to acquire shares of the Company's securities.

3.3. Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement has been taken or will be taken prior to the Closing and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to, or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.4. Valid Issuance. Upon issuance and delivery pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. Based in part on the representations made by the Purchaser in Section 4 hereof, the Shares will be issued in full compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the registration and qualification requirements of all applicable securities laws of the states of the United States.

3.5. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of such qualifications or filings under the Securities Act and the regulations thereunder and all applicable state securities laws or with any stock market or securities exchange on which the Shares are listed as may be


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         required in connection with the transactions contemplated by this
         Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.6. Non-contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any mortgage, pledge, security interest, charge, lien, claim or encumbrance of any kind on any property or assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected.

3.7. Litigation. Except as expressly disclosed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the year ended December 31, 1999, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending: (a) against the Company, its activities, properties or assets, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There is no lawsuit, arbitration or mediation pending, relating to the current or prior employment of any of the Company's current or former employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality that has or could reasonably be expected to have a Material Adverse Effect upon the Company.

3.8. No Material Adverse Change. Since December 31, 1999, except as otherwise disclosed by the Company in writing to the Purchaser or as set forth in the Company's SEC Documents (as defined below), in each case on or prior to the date hereof, (a) there has been no material adverse change in the business, operations, properties, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business, (b) there have been no material transactions entered into by the Company that have not arisen in the ordinary course of business, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

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3.9.     Access to Information. Prior to the Closing, the Company will provide to the Purchaser, its officers, employees and professional representatives such information as such persons from time to time reasonably may request with respect to the Company and the transactions contemplated by this Agreement, and prior to the Closing shall permit the Purchaser, its officers, employees and professional representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of the Company as the Purchaser from time to time may reasonably request. No investigation pursuant to this Section 3.9 shall affect any representation or warranty given by the Company hereunder.

3.10. Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended. The Company has complied with and is in compliance in all material respects with all applicable statutes, laws and regulations and executive orders of the United States of America and all states, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business and properties.

3.11.    SEC Documents.

(a) The Company has made available to the Purchaser prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 ("Form 10-K"), and all other registration statements, reports and proxy statements filed by the Company with the SEC on or after December 31, 1999 (the Form 10-K and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as may have been corrected in a subsequent SEC Document. The Company is not a party to any material contract, agreement or other material arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

(b) The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except as permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as at that date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end and audit adjustments in the case of unaudited interim financial statements).


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3.12.    Full Disclosure. The information contained in this Agreement with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, and agrees that:

4.1. Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes the Purchaser's valid and legally binding obligations, enforceable in accordance with its terms, except as may be limited by
         (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Purchaser has full corporate power and authority to enter into this Agreement.

4.2. Disclosure of Information. The Purchaser has received or has had full access to all the information it considers necessary to make an informed investment decision with respect to the Shares to be purchased by the Purchaser under this Agreement. The Purchaser has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3 hereof.

4.3. Investment Experience. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser: (a) has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in business or financial matters that it is capable of evaluating the risks and merits of this investment in the Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

4.4. Accredited Purchaser Status. The Purchaser is an "accredited Purchaser" within the meaning of Regulation D promulgated under the Securities Act.

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4.5.     Restricted Securities. The Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain circumstances. The Purchaser is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 5 hereof.

4.6. Legends. The Shares and certificates evidencing the Shares will bear each of the legends set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)      Any legends required by applicable state securities laws.

4.7. The legend set forth in Section 4.6(a) hereof will be removed by the Company from any certificate evidencing the Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

4.8. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of such qualifications or filings under the Securities Act and the


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         regulations thereunder and all applicable state securities laws or with any stock market on which the Shares are listed as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

4.9. Non-contravention. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Purchaser; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Purchaser; or (iii) constitute a default or require any consent under, or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Purchaser is entitled under, or result in the creation or imposition of any mortgage, pledge, security interest, charge, lien, claim or encumbrance of any kind on any property or assets of the Purchaser under, any contract to which the Purchaser is a party or any permit, license or similar right relating to the Purchaser or by which the Purchaser may be bound or affected.

5.   Registration Rights.

5.1.     Definitions.  For purposes of this Section 5:

(a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement

(b) Registrable Securities. The term "Registrable Securities" means: (1) the Shares, (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares and (3) any other Common Stock of the Company owned or hereafter acquired by the undersigned. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 5 are not assigned in accordance with this Agreement or any Registrable Securities sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered public offering, or otherwise.

(c) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


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(d)      Holder. For purposes of this Section 5, the term "Holder" means the
         Purchaser and any permitted transferee of the Purchaser holding Registrable Securities.

5.2. Form S-3 Registration. Within 30 calendar days after the Closing, the Company shall effect a registration on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities.

(a) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 5.2 (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holder), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel to the Company and legal fees of one special counsel for Holder.

5.3. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to maintain the effectiveness of such registration statement for the period of time required by the Holder to sell the Registrable Securities registered pursuant to such Registration Statement, subject to Section 9.3.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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(e)      Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify Holder at any time when a prospectus relating to such registration is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion. Furnish, at the request of Holder, on the date that Holder's Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holder, addressed to the underwriters, if any, and to Holder.

(h) Comfort Letter. Furnish, at the request of Holder, on the date that Holder's Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, if permitted by the rules and regulations governing independent certified public accountants, a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holder, addressed to the underwriters, and to Holder.

5.4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 5 that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the Registration of such Registrable Securities.

5.5. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Section 5:

(a) By the Company. To the extent permitted by law; the Company will indemnify and hold harmless Holder, the partners, officers and directors of Holder, any underwriter (as determined in the Securities
         Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may


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         become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a
              material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a
              material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  (iii) any violation or alleged violation by the Company of the
              Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

                  and the Company will reimburse Holder, and each partner,
              officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder, and each partner, officer, director, underwriter or controlling person of Holder.

(b) By Holder. To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and

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

         Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 5.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by Holder under this Section 5.5(b) in respect of any Violation shall not exceed the net proceeds received by Holder in the registered offering out of which such Violation arises.

(c)      Notice. Promptly after receipt by an indemnified party under this
         Section 5.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 5.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 5.5 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
         Section 5.5.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either
         (1) Holder, or any controlling person of Holder, makes a claim for indemnification pursuant to this Section 5.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.5 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5.5; then, and in each such case, the Company and Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling stockholders are responsible for the remaining portion; provided, however, that, in any such case: (a) Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Holder pursuant to such registration statement; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)      Survival. The obligations of the Company and Holder under this Section
         5.5 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6. Conditions to the Purchaser's Obligations at Closing. The obligations of the Purchaser under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

6.1. Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 will be true and correct on and as of the date hereof and as of the date of the Closing, with the same effect as though such representations and warranties had been made as of the date of the Closing; provided, however, that such representations and warranties that speak as of a certain date shall be true and correct as of the specific date to which such representations and warranties refer.

6.2. Performance. The Company will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.3. Compliance Certificate. The Company will have delivered to the Purchaser at the Closing a certificate signed by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 6.1 and 6.2 hereof have been fulfilled.

6.4. Securities Exemptions. The offer and sale of the Shares to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

6.5. Opinion of Company Counsel. The Purchaser will have received an opinion on behalf of the Company, dated as of the date of the Closing, from counsel reasonably acceptable to the Purchaser, in form and substance reasonably satisfactory to the Purchaser.

6.6. Delivery of the Shares. The Company shall have issued the Shares and will have delivered the Shares and any cash compensation required pursuant to Section 1.

7. Conditions to the Company's Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

7.1. Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 4 will be true and correct on and as of the date hereof and on the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

7.2. Cancellation of Indebtedness. Pursuant to Section 1, the Purchaser shall have canceled the Indebtedness.

7.3. Securities Exemptions. The offer and sale of the Shares to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

8.   Indemnification.

8.1.     Definitions.  As used in this Section 8:

(a) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

(b) "Associate" means, when used to indicate a relationship with any person or entity, (i) any person or entity of which such first person or entity is an officer, director or partner, or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity; (ii) any trust or estate in which such first person or entity has a 10% or more beneficial interest or as to which such first person or entity serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such first person or who is a director or officer of such first entity.

(c) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including (i) interest on cash disbursements in respect of any of the foregoing at the prime rate of Wells Fargo Bank, as in effect from time to time, compounded quarterly, from the date such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (ii) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and

(d) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

8.2.     Agreement to Indemnify.

(a) Company Indemnity. The Purchaser and each of its affiliates, officers, directors, stockholders, employees, representatives and agents (collectively, the "Purchaser Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 8 by the Company with respect to any and all Damages (as defined below) incurred by any Purchaser Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement (including any schedules or exhibits hereto).

(b) Purchaser Indemnity. The Company and each of its affiliates, officers, directors, stockholders, employees, representatives and agents (collectively, the "Company Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 8, by the Purchaser, in respect of any and all Damages incurred by any Company Indemnitee as a result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Purchaser in this Agreement (including any schedules or exhibits hereto).

(c) Equitable Relief. Nothing set forth in this Section 8 shall be deemed to prohibit or limit any Purchaser Indemnitee's or Company Indemnitee's right at any time before, on or after the date of the Closing, to seek injunctive or other equitable relief for the failure of any indemnifying party to perform or comply with any covenant or agreement contained herein.

8.3. Survival. All representations and warranties of the Purchaser and the Company contained herein, and all claims of any Purchaser Indemnitee or Company Indemnitee in respect of any inaccuracy or misrepresentation in or breach thereof, shall survive the Closing until the third anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire (except to the extent any such representation or warranty shall expire by its terms). All covenants and agreements of the Purchaser and the Company contained herein shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims of any Purchaser Indemnitee or Company Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of one year following the non-breaching party's obtaining actual knowledge of such breach.

8.4. Claims for Indemnification. If any Purchaser Indemnitee or Company Indemnitee (each, an "Indemnitee") shall believe that such Indemnitee is entitled to indemnification pursuant to this Section 8 in respect of any Damages, such Indemnitee shall give the appropriate indemnifying party (for which purposes hereof, in the case of a Purchaser Indemnitee, means the Company, and in the case of a Company Indemnitee, means the Purchaser) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of a claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the indemnifying party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the indemnifying party shall have only the 20 business day period referred to in the next sentence to dispute or deny such claim. The indemnifying party shall have 20 business days following the receipt of such notice either (a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (b) to object to such claim by giving such Indemnitee written notice of such objection. If the indemnifying party does not object thereto within such 20 business day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the indemnifying party objects to such claim in a timely manner, the senior management of the Company and the Purchaser shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within 30 days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon by the parties within 30 days after the one-day mediation, either party may begin litigation proceedings. Nothing in this Section 8.4 shall be deemed to require arbitration.

8.5. Defense of Claim. In connection with any claim that may give rise to indemnity under this Section 8 resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may, but shall not be obligated to (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Indemnitee, assume the defense of any such claim or proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnify pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provides assurances, satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any crossclaims or counterclaims the Indemnifying Party may have against the Indemnified Party for damages. The Indemnified Party shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnified Party shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent that the Indemnified Party is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 8.5. If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 8.5, the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided, further, that the Indemnifying Party shall not be authorized to encumber any of the assets of the Indemnitee or agree to any restriction that would apply to any Indemnitee or the conduct of its business; and provided, further, that a condition to any such settlement shall be a complete release of Indemnitee and its Affiliates, directors, officers, employees, representatives and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof.

         Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees, representatives and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this
         Section 8.5. If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 8.5, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

9.   Put Option.

9.1. Nasdaq Delisting. If, at any time prior to or during the one-year period following the effectiveness date of the Registration Statement filed by the Company pursuant to Section 5.2 (the "Put Option Period"), the Company receives notice that its common stock may be delisted from the Nasdaq National Market, the Company must provide the Purchaser with a copy of such notice within three business days of the receipt of such notice by the Company. In addition, if at any time during the Put Option Period, the Company receives notice that its common stock will be delisted from the Nasdaq National Market (a "Notice of Delisting"), the Company must provide the Purchaser with a copy of such Notice of Delisting within three business days of the receipt of such notice by the Company. Upon receipt of a Notice of Delisting, the Purchaser shall have the right to require the Company to repurchase any of the Shares held by the Purchaser on the date of receipt of such Notice of Delisting at the purchase price per Share set forth in Section 1 hereof.

9.2. Failure to File Registration Statement. If the Company fails to file a Registration Statement pursuant to Section 5.2 above within the time period set forth in such Section, the Purchaser shall have the right to terminate this Agreement by delivering notice to the Company pursuant to Section 10.6.

9.3. Failure to Effect Registration. If the Company fails to effect a Registration Statement pursuant to Section 5.2 above within 90 days after such Registration Statement is filed, or fails to keep such Registration Statement effective for the period of time required by the Holder to sell the Registrable Securities registered pursuant to such Registration Statement, the Purchaser shall have the right to (i) require the Company to repurchase any of the Shares held by the Purchaser on such date at the purchase price per Share set forth in
         Section 1 hereof and/or (ii) terminate this Agreement by delivering notice to the Company pursuant to Section 10.6. Notwithstanding anything to the contrary in this Section 9.3, Purchaser shall not have the right to require the Company to repurchase any of the shares if at any time after the Registration Statement has been declared effective, the Company notifies the Purchaser in writing of the existence of certain information which would, in the good faith opinion of the Board of Directors of the Company, require an amendment or supplement to the Registration Statement (a "Grace Period"). There shall be no more than two Grace Periods during the period required to keep the Registration Statement effective pursuant to Section 5.2 of this Agreement and the aggregate amount of such Grace Periods shall in no event exceed 30 days.

10.  Miscellaneous.

10.1. Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

10.2. Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of law.

10.3. Limitations on Liability. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER, OR ANY THIRD PARTY, FOR ANY PUNITIVE, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.5. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10.6. Notices. Any notice required or permitted under this Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery, or one business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Purchaser or the Company may designate by giving at least ten days advance written notice pursuant to this Section 10.6.

10.7. No Finders Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement. The Purchaser will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Purchaser or any of its officers, partners, employees, consultants or representatives is responsible. The Company will indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Company or any of its officers, employees, consultants or representatives is responsible.

10.8. Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this
         Section 10.8 will be binding upon the Purchaser, the Company and their respective successors and assigns.

10.9. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms. Regardless of which party may have drafted this Agreement or any portion hereof, no rule of strict construction shall be applied against either party.

10.10. Entire Agreement. This Agreement and all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

10.11. Further Assurances. From and after the date of this Agreement upon request of the Company or the Purchaser, the Company and the Purchaser will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

10.12. Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be the sole and exclusive responsibility of such party.

10.13. Confidentiality. Confidential or proprietary information disclosed by either party under this Agreement, as well as the existence and terms of this Agreement and the transactions contemplated hereby, shall be considered confidential information ("Confidential Information") and shall not be disclosed by the Company to any third party. The Company or the Purchaser shall immediately notify the other party of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or the Purchaser is requested or becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including, without limitation, in connection with any public or private offering of the Company's securities) to disclose any of the Confidential Information, such party (the "Disclosing Party") shall provide the other party (the "Non-disclosing Party") with prompt written notice of that fact so that the other party may seek (with the cooperation and reasonable efforts of the Disclosing Party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-disclosing Party. The provisions of this Section 10.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

10.14. Public Announcements. Notwithstanding the provisions of Section 10.13 above, from and after the Closing, the Company may disclose the existence and terms of this Agreement and the Purchaser's purchase of the Shares, solely to the Company's investment bankers, lenders, accountants, legal counsel and employees, in each case only where such persons or entities have executed appropriate nondisclosure agreements with the Company. The Company shall not issue any press release or make any other announcement to the general public or in any professional or trade publication regarding the Purchaser, the existence and terms of this Agreement, the Shares and the Purchaser's purchase of the Shares, without the prior written consent of the Purchaser, which consent may be withheld at the sole discretion of the Purchaser. Notwithstanding the foregoing, the Purchaser may disclose the existence and terms of this Agreement, the Shares and the Purchaser's purchase of the Shares, to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any such information disclosed by the Purchaser in a press release or other public announcement. If the Company or the Purchaser determines that any disclosure not otherwise authorized by this Agreement is required by law or regulation, then the provisions of Section 10.13 regarding disclosure of Confidential Information by a Disclosing Party shall govern.

10.15. Confidential Treatment of this Agreement. If, at any time, the Company files this Agreement or any portion hereof with the Securities and Exchange Commission, the Company shall be required to cooperate with the Purchaser to apply for, and use reasonable efforts to obtain in advance of such filing, confidential treatment for such portions of the Agreement specified by Purchaser.

            [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VITECH AMERICA, INC.                                     INTEL CORPORATION

By:                       /s/ Edward Kelly                      By:                     /s/ David Henderson
                          ------------------------------                                ------------------------------

Name:                     Edward Kelly                          Name:                   David Henderson
                          ------------------------------                                ------------------------------

Title                     CFO                                   Title                   Credit Manager
                          ------------------------------                                ------------------------------

Date Signed:              May 25, 2000                          Date Signed:            May 25, 2000
                          ------------------------------                                ------------------------------

Address:                  2190 NW 89 Place                      Address:                1900 Praire City Rd
                          ------------------------------                                ------------------------------
                          Miami, FL 33172                                               Folson, CA 95630
                          ------------------------------                                ------------------------------

Telephone:                305-477-1161                          Telephone:              916-356-3241
                          ------------------------------                                ------------------------------

Facsimile:                305-477-1379                          Facsimile:              916-356-4342
                          ------------------------------                                ------------------------------






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